UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 21, 2022
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ARISTA NETWORKS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36468	20-1751121
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5453 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices) (Zip Code)

(408) 547-5500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ANET	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Election of New Director.
On July 21, 2022, the Board of Directors (the “Board”) of Arista Networks, Inc. (“Arista”) increased the size of the Board to nine members and appointed Yvonne Wassenaar to serve as an independent member of Arista’s Board effective immediately. Ms. Wassenaar will serve as a Class II director with a term expiring at Arista’s 2025 annual meeting of stockholders. Ms. Wassenaar was also appointed to the Nominating and Corporate Governance Committee of the Board.
Ms. Wassenaar, age 53, serves as a board member for Forrester Research, Inc., a research and advisory company, since June 2017, where she serves on the audit committee. She also served as a board member for Anaplan, Inc., a cloud based business planning software company, from November 2019 until it was acquired in June 2022, and as a board member of Mulesoft, Inc. from December 2017 until it was acquired in May 2018. She has served on the boards of private and non-profit institutions. Previously, she served as the Chief Executive Officer of Puppet, Inc., an information technology automation software company, from 2019 to 2022. From 2017 to 2018, Ms. Wassenaar was the Chief Executive Officer of Airware, an enterprise drone solutions company. From 2014 to 2017, Ms. Wassenaar was with New Relic, Inc., a cloud-based observability platform company, most recently as Chief Information Officer. Ms. Wassenaar holds a B.A. in economics with a specialization in computing from the University of California, Los Angeles and an M.B.A. from the UCLA Anderson School of Business.
For her service as a non-employee director, Ms. Wassenaar will be paid an annual director cash retainer of $75,000 in addition to any committee fees, which will be prorated for her first year of service. In the third quarter of 2022, Ms. Wassenaar will be granted restricted stock units with a total value of $225,000 (based on the average closing stock price for the 30 trading day period ending on the grant date) that vest quarterly over one year and are subject to her continued service on the Board. Ms. Wassenaar will also enter into Arista's standard form of indemnification agreement, pursuant to which Arista agrees to indemnify its directors to the fullest extent permitted by applicable law.
There is no arrangement or understanding between Ms. Wassenaar and any other persons pursuant to which she was selected as a director of Arista. In addition, Ms. Wassenaar does not have an interest in any transactions that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA NETWORKS, INC.

July 25, 2022	By: /s/ ITA BRENNAN
Ita Brennan
Chief Financial Officer
(Principal Accounting and Financial Officer)